                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

                SERVICEWARE TECHNOLOGIES ANNOUNCES THIRD-QUARTER
                                FINANCIAL RESULTS

     Company Achieves EBITDA-Positive Results For Second Consecutive Quarter

PITTSBURGH, PA - OCT. 30, 2003 - ServiceWare Technologies, Inc. (OTCBB: SVCW), a leading provider of Web-based knowledge management solutions for customer service and support, today announced results for the third quarter ended Sept. 30, 2003.

ServiceWare reported revenues of $2.7 million for the third quarter, up 24.9 percent when compared with the third quarter 2002 results of $2.2 million. The net loss for the quarter was down 78 percent to $494,000, or $0.02 per share, which compared to a net loss of $2,243,000 or $0.09 per share reported in the third quarter of 2002. The company also reported EBITDA of $174,000 for the quarter. Cash balances increased $77,000 to $1.2 million at Sept. 30, 2003.

ServiceWare signed contracts with 15 customers during the quarter, including Countrywide Home Loans, the United States Patent & Trademark Office, Texas Instruments, ACS and a major international consulting firm. Several of ServiceWare's customers upgraded their solution to ServiceWare Enterprise(TM) 5.0, ServiceWare's comprehensive suite of knowledge-powered support solutions. The company also secured add-on business from existing customers, such as Cingular Wireless, AT&T Wireless, Aventis, and Best Software. Sixteen of ServiceWare's customers signed maintenance renewals, including Duke University, Vanderbilt University, California State University, Fourth Shift, EDS Corporation and H&R Block.

THIRD QUARTER HIGHLIGHTS:

     o The company reported revenues of $2.7 million, up 24.9 percent year over year.
     o The company reduced its net loss by 78 percent to $494,000 or $0.02 per share from Q3 2002 to Q3 2003.
     o The company reported EBITDA of $174,000, its second consecutive EBITDA-positive quarter.
     o The company reported an operating loss of $51,000, an improvement of $1,708,000 over Q3 2002.
     o The company ended the quarter with cash equaling $1.2 million, an increase of $77,000 over June 30, 2003.

     o The company signed contracts with 15 customers during the quarter, including Countrywide Home Loans.

     o Sixteen existing customers signed maintenance renewals during the quarter.

     o The company recognized 57 percent of its license revenue during the quarter from new customers and 43 percent from its existing client base.

     o The company announced a master distribution agreement with Merlin Information Systems LTD; as a result, ServiceWare International was formed as the principal ServiceWare Technologies international distributor.

     o In July, the company received Remedy validation and is now a certified vendor in Remedy's Technology Alliance Partner program.

     o In August, the company announced a strategic partnership with M-Tech Information Technology, a leading provider of identity management solutions.

     o The company bolstered its sales team by 30 percent by hiring additional inside sales reps to generate leads and strengthen the pipeline. Additional district sales managers provide the company with a stronger regional presence in the South and Southeast.

"We are pleased with our third quarter results and the continued progress ServiceWare has made during the year as it reported its second consecutive EBITDA positive quarter," said ServiceWare President and CEO Kent Heyman. "The continued growth of our customer base during the quarter, as well as a significant percentage of follow-on orders from our existing customers, speaks to the quality of our software products and the ROI those products offer."

Mr. Heyman continued, "Looking ahead to the fourth quarter, we are cautiously optimistic as our pipeline remains strong. We expect revenues for the fourth quarter of 2003 to be in the range of $3.0 to $3.3 million, and to announce a third consecutive EBITDA-positive quarter."

ServiceWare will present the third quarter 2003 earnings in a teleconference today at 4:30 pm ET (1:30 pm PT). The call can be accessed by dialing (800) 374-0565 and giving the company name, "ServiceWare" or over the Internet at http://www.serviceware.com in the Investor Relations area. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available beginning two hours after the call until 11:59 p.m. on Nov. 4, 2003. The replay can be accessed by dialing (800) 642-1687 and entering the following pass code:
3549204. The replay of the conference call also will be available on the ServiceWare Investor Relations site or by visiting http://www.mkr-group.com.

ABOUT SERVICEWARE TECHNOLOGIES, INC.
ServiceWare is a leading provider of Web-based knowledge management solutions for customer service and support. ServiceWare software empowers organizations to deliver superior service while reducing support costs. Powered by ServiceWare's Cognitive Processor(R), a patented self-learning search technology, ServiceWare Enterprise(TM) and ServiceWare Express(TM) enable businesses to develop and manage a repository of knowledge to effectively answer inquiries over the Web and in the call center. Leading organizations have implemented ServiceWare software including EDS, H&R Block, AT&T Wireless, Cingular Wireless, Fifth Third Bancorp, Green Mountain Energy, Reuters, and QUALCOMM. Learn more today by visiting www.serviceware.com or call 1.800.572.5748. Outside North America, call our international office at +(44) (0) 1280.826345.

                                       ###

SmartMiner, ServiceWare Enterprise, ServiceWare Express, ServiceWare Self-Service, ServiceWare Professional, ServiceWare Architect, ServiceWare Administrator, ServiceWare Knowledge Portal and Cognitive Processor are trademarks of ServiceWare Technologies, Inc. All other trademarks are properties of their respective owners.

Statements in this press release that are not historical facts, including those statements that refer to ServiceWare's plans, prospects, expectations, strategies, intentions, hopes and beliefs, are forward-looking statements. These forward-looking statements are based on information available to ServiceWare today, and ServiceWare assumes no obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, risks related to revenue expectations, ServiceWare's software strategy, fluctuations in customer demand, use of the Web as a delivery vehicle for customer support solutions, risks resulting from new product introductions, integration of acquired products with current offerings, and customer acceptance of new products, rapid technological change, risks associated with competition, continued growth in the use of the Internet, ServiceWare's ability to retain and increase revenue from existing customers and to execute agreements with new customers, and ServiceWare's ability to attract and retain qualified personnel and to secure necessary financing for its operations and business development. Risk factors are described in more detail in ServiceWare's filings with the Securities and Exchange Commission.

SERVICEWARE CONTACT
MEDIA AND INVESTOR RELATIONS:
Jennifer Bielata
ServiceWare Technologies, Inc.
(412) 826 -1158 x1415
jbielata@serviceware.com

MKR GROUP
Charles Messman
Todd Kehrli
(626) 395-9500



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                         SERVICEWARE TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                   (Unaudited)
                                                   September 30,   December 31,
                                                        2003          2002
                                                        ----          ----
ASSETS
Current assets
   Cash and cash equivalents                          $  1,192       $  2,461
   Short term investments                                  -              514
   Accounts receivable, net                              2,711          1,534
   Other current assets                                    515            363
                                                      --------       --------
Total current assets                                     4,418          4,872

Non current assets

   Purchased technology, net                                46             83
   Property and equipment, net                             658          1,259
   Intangible assets, net                                    -            147
   Goodwill                                              2,324          2,324
   Other non current assets                                 50             50
                                                      --------       --------
Total non current assets                                 3,078          3,863
                                                      --------       --------
Total assets                                          $  7,496       $  8,735
                                                      ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
   Revolving line of credit                           $    250       $    800
   Accounts payable                                        745          1,143
   Accrued compensation and benefits                       208            160
   Deferred revenue                                      2,737          2,142
   Convertible debt, net                                 2,479          1,768
   Other current liabilities                               655            543
                                                      --------       --------
Total current liabilities                                7,074          6,556
Non current deferred revenue                               424             13
Other non current liabilities                               65             96
                                                      --------       --------
Total liabilities                                        7,563          6,665

Total shareholders' equity (deficit)                       (67)         2,070
                                                      --------       --------
Total liabilities and shareholders' equity            $  7,496       $  8,735
                                                      ========       ========






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                         SERVICEWARE TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                              (Unaudited)                              (Unaudited)
                                                   For the quarter ended September 30,    For the nine months ended September 30,
                                                           2003            2002                     2003              2002
                                                           ----            ----                     ----              ----
REVENUES
   Licenses                                            $  1,194        $    712                 $  2,725          $  3,134
   Services                                               1,537           1,474                    5,205             4,549
                                                       --------        --------                 --------          --------
Total revenues                                            2,731           2,186                    7,930             7,683

COST OF REVENUES
   Cost of licenses                                          72             192                      183               809
   Cost of services                                         750             846                    2,295             2,765
                                                       --------        --------                 --------          --------
Total cost of revenues                                      822           1,038                    2,478             3,574
                                                       --------        --------                 --------          --------

GROSS MARGIN                                              1,909           1,148                    5,452             4,109
EXPENSES
   Sales and marketing                                    1,068           1,439                    3,657             3,903
   Research and development                                 339             800                    1,417             1,974
   General and administrative                               537             679                    1,625             2,386
   Intangible assets amortization                            16              79                      147               279
   Restructuring and other non-recurring
     charges (income)                                         -             (90)                     (20)             (429)
                                                       --------        --------                 --------          --------
   Total operating expenses                               1,960           2,907                    6,826             8,113

LOSS FROM OPERATIONS                                        (51)         (1,759)                  (1,374)           (4,004)

Other (expense) income, net                                (443)           (484)                  (1,432)             (629)
                                                       --------        --------                 --------          --------
NET LOSS                                               $   (494)       $ (2,243)                $ (2,806)         $ (4,633)
                                                       ========        ========                 ========          ========

NET (LOSS) INCOME PER COMMON SHARE, BASIC AND
  DILUTED                                              $  (0.02)       $  (0.09)                $  (0.12)         $  (0.19)
                                                       ========        ========                 ========          ========
                                                                                                       -                 -
SHARES USED IN COMPUTING PER SHARE AMOUNTS               24,226          24,018                   24,151            23,928
                                                       ========        ========                 ========          ========


SERVICEWARE TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP EBITDA CALCULATION
(IN THOUSANDS)


                                       For the quarter ended September 30, 2003

          Net income (loss)                              (494)

Add back: Interest                                         90
          Depreciation                                    197
          Amortization                                    381
                                                      -------
EBITDA                                                    174
                                                      =======


USE OF NON-GAAP FINANCIAL INFORMATION

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of ServiceWare's use of a non-GAAP financial measure, EBITDA, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure and a reconciliation of the two measures. We believe the nearest comparable GAAP measure to EBITDA is Net Income and we have presented a reconciliation of the two measures for the period presented above. The non-GAAP measure we utilize (EBITDA) provides an enhancement to an overall understanding of our past financial performance and our prospects for the future as well as useful information to investors because of (i) the historical use by ServiceWare of EBITDA as both a performance measurement and a measurement of liquidity; (ii) the value of EBITDA as a measure of the company's ability to cover its operating expenses; and (iii) the use of the EBITDA by almost all companies in the technology sector as a measurement of both performance and liquidity.

ServiceWare's utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for income from operations, net loss, cash flow and other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and ServiceWare's use of it may not be comparable to similarly titled measures employed by other companies in the technology industry.